EXHIBIT 10.35

                                 AMENDMENT NO. 6
                                 ---------------


                  AMENDMENT NO. 6 (this "Amendment"), dated as of May 30, 2006, to that certain Credit and Guaranty Agreement, dated as of June 4, 2004, as amended (the "Credit Agreement"; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement), among MAAX CORPORATION, a Nova Scotia unlimited company ("Company"), BEAUCELAND CORPORATION, a Nova Scotia unlimited company ("Holdings"), CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Joint Lead Arranger and as Syndication Agent, ROYAL BANK OF CANADA, as Administrative Agent (in such capacity, "Administrative Agent") and as Collateral Agent, ROYAL BANK OF CANADA, ACTING THROUGH ITS BUSINESS GROUP RBC CAPITAL MARKETS, as Joint Lead Arranger, and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arranger and as Documentation Agent.


                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, pursuant to Section 10.5 of the Credit Agreement, Company and Administrative Agent hereby agree to the amendments and waivers of the Credit Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION ONE - Amendments. Subject to the satisfaction of the conditions set forth in Section Three hereof:

                  (i) The definitions of Applicable Margin and Applicable Revolving Commitment Fee Percentage in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read:

                  "Applicable Margin" and "Applicable Revolving Commitment Fee Percentage" mean (i) with respect to all Loans that are Eurodollar Rate Loans, Canadian Eurodollar Rate Loans or BA Discount Rate Loans and the Applicable Revolving Commitment Fee Percentage, (a) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the second fiscal quarter commencing after the Closing Date, a percentage, per annum, determined by reference to the following table as if the Leverage Ratio then in effect were in excess of 4.50:1.00; and (b) thereafter, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

==========================================================================================================
                           Applicable Margin                                      Applicable Revolving
      Leverage          for Tranche A Term Loans         Applicable Margin             Commitment
       Ratio              and Revolving Loans        for Tranche B Term Loans        Fee Percentage
----------------------------------------------------------------------------------------------------------
     > 5.50:1.00                 2.75%                         3.00%                      0.50%
----------------------------------------------------------------------------------------------------------

     < 5.50:1.00                 2.50%                         3.00%                      0.50%
     -
     > 5.25:1.00
----------------------------------------------------------------------------------------------------------

    < 5.25:1.00                  2.50%                         2.75%                      0.50%
    -
    > 4.50:1.00
----------------------------------------------------------------------------------------------------------

    < 4.50:1.00                  2.25%                         2.75%                      0.50%
    -
    > 3.50:1.00
----------------------------------------------------------------------------------------------------------

    < 3.50:1.00                  2.00%                         2.50%                      0.40%
    -
    > 2.50:1.00
----------------------------------------------------------------------------------------------------------

    < 2.50:1.00                  1.75%                         2.50%                      0.35%
    -
==========================================================================================================

and (ii) with respect to Loans that are Base Rate Loans or Prime Rate Loans, an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 0.75% per annum; provided that notwithstanding the foregoing the Applicable Margin for all Loans shall be calculated as if the Leverage Ratio in effect were in excess of 5.50:1.00 from June 1, 2006 until financial statements and a Compliance Certificate related to a fiscal period ended after June 1, 2006 indicating a Leverage Ratio less than or equal to 5.50:1.00 have been delivered pursuant to
Section 5.1(d). No change in the Applicable Margin or the Applicable Revolving Commitment Fee Percentage shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Leverage Ratio. At any time Company has not submitted to Administrative Agent the financial statements and a Compliance Certificate calculating the Leverage Ratio as and when required under Section 5.1(d), the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be determined as if the Leverage Ratio were in excess of 5.50:1.00 until such financial statements and Compliance Certificate are delivered to Administrative Agent. Within one Business Day of receipt of the financial statements and Compliance Certificate calculating the Leverage Ratio under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin and the Applicable Revolving Commitment Fee Percentage in effect from the day that is three Business Days after such receipt.

                  (ii)     The following definition is hereby added to Section
1.1 of the Credit Agreement:

                  "Amendment No. 6 Effective Date" has the meaning given to such term in Amendment No. 6 to this Agreement.

                  "Applicable Fiscal Quarter" as defined in Section 8.2(a).

                  "Cure Amount" as defined in Section 8.2(a).

                  "Cure Right" as defined in Section 8.2(a).

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

                  "Not Otherwise Applied" means, with reference to any amount of Cash proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.16 and (b) was not previously applied in determining the permissibility of a transaction under the Credit Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose (including Sections 6.5(e), 6.7(f) and 6.9(h)). Company shall promptly notify Administrative Agent of any application of such amount as contemplated by clause
(b) above.

                  "Kitchen Cabinet Business" means the business and assets of Company and its Subsidiaries related to the manufacture and marketing of semi-custom, stock and customized kitchen cabinets.

                  (iii) Section 2.16(a) of the Credit Agreement is hereby amended and restated to add the following after "Fiscal Year":

                  that do not involve the sale of any part of the Kitchen Cabinet Business

                  (iv) Section 2.17(b) is hereby amended by adding the following after the semicolon in the clause first thereof:

                  provided, that notwithstanding the foregoing, prepayments of Term Loans pursuant to Section 2.16(a) that result from sales of all or any part of the Kitchen Cabinet Business shall be applied to prepay Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied to the then next two scheduled Installments of principal of the Tranche A Term Loans and Tranche B Term Loans to the full extent thereof and thereafter shall be further applied on a pro rata basis to the remaining scheduled Installments of principal of the Tranche A Term Loans and Tranche B Term Loans to the full extent thereof;

                  (v) Section 5.1(d) of the Credit Agreement is hereby amended to add the following at the end thereof:

                  and, if such Compliance Certificate demonstrates an Event of Default of any covenant under Section 6.8(a), (b) or (c), any of the Permitted Holders and/or members of management of any Parent Company, Holdings or its Subsidiaries may deliver, together with such Compliance Certificate, notice of an intent to cure such Event of Default pursuant to Section 8.2 or evidence that such Event of Default has been so cured; provided that the delivery of such a notice shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document;

                  (vi)     Section 6.9 of the Credit Agreement is hereby amended
by:

                  (1) inserting the words "or proceeds of any capital
                      contribution made by Holdings to the common equity of the Company utilizing (directly or indirectly) proceeds received by MAAX Holdings from any issuance of Qualified Capital Stock to, or capital contribution from, one or more Permitted Holders or members of management of any

                      Parent Company, Holdings or its Subsidiaries" following each reference to "Parent Company" in clause (h); and

                  (2) deleting the "and" at the end of clause (n) and deleting the period at the end of clause (o) and replacing it with the following:

                           ; and

                           (p) the sale of all or any part of the Kitchen
Cabinet Business.

                  (vii) Section 8.1(c) of the Credit Agreement is hereby amended by adding before the word "or" at the end thereof the following:

                  provided that any Event of Default under Section 6.8(a), (b) or (c) may be cured pursuant to Section 8.2;

                  (viii) A new Section, Section 8.2, entitled "Company's Right to Cure" is hereby added to the Credit Agreement to read:

                  (a) In the event of any breach of any covenant set forth in Section 6.8(a), (b) or (c) as of the last day of any Fiscal Quarter (the "Applicable Fiscal Quarter"), Company shall have the right to cure such breach as follows (the "Cure Right"):

                           (1) At any time on or prior to the tenth (10th) day after the date on which financial statements are required to be delivered for the Applicable Fiscal Quarter (including as part of a Fiscal Year) hereunder (or with respect to the Fiscal Quarter ended May 31, 2006, at any time on or prior to July 15, 2006), Company shall receive a cash contribution to its common equity capital from Holdings (the amount of such cash, the "Cure Amount"), which cash is Not Otherwise Applied and was received by Holdings upon issuance of Qualified Capital Stock to any Parent Company or one or more Permitted Holders and/or members of management of any Parent Company, Holdings or its Subsidiaries, or as a cash contribution to its common equity capital from MAAX Holdings utilizing the proceeds of the issuance by MAAX Holdings of Qualified Capital Stock to one or more Permitted Holders and/or members of management of any Parent Company, Holdings or its Subsidiaries;

                           (2) Consolidated Adjusted EBITDA for the Applicable Fiscal Quarter shall be increased by an amount equal to the Cure Amount, and the covenants set forth in Section 6.8(a), (b) and (c) shall be recalculated after giving effect to such increase;

                           (3) If, after giving effect to the foregoing recalculations, Company shall be in compliance with all covenants set forth in Sections 6.8(a), 6.8(b) and 6.8(c), Company shall be deemed to be in compliance with such covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of such covenant(s) and the resulting Event of Default that had occurred shall be deemed cured for purposes of this Agreement; and

                           (4) To the extent the Applicable Fiscal Quarter is included in a subsequent period of four Fiscal Quarters in calculating compliance with the covenants set forth in Sections 6.8(a), 6.8(b) and 6.8(c), the Consolidated Adjusted EBITDA for the Applicable Fiscal Quarter as increased by the Cure Amount pursuant to clause (2) above shall be used in such calculation.

                  (b) In each period of eight consecutive Fiscal Quarters, there shall be at least four consecutive Fiscal Quarters in which the Cure Right is not used and the Cure Right may be used no more than twice during each period of four consecutive Fiscal Quarters.

                  (c) In no event will the Cure Amount for (i) the Fiscal Quarter ended May 31, 2006 be greater than U.S.$7.0 million and (ii) any other Fiscal Quarter be greater than 120% of the amount required for purposes of curing the non-compliance with the covenants set forth in Sections 6.8(a), 6.8(b) and 6.8(c).

                  (d) The parties hereby acknowledge that this Section 8.2 shall not result in any adjustment to any amounts other than the amount of the Consolidated Adjusted EBITDA referred to in Section 8.2(a).

                  SECTION TWO - Waivers. (a) The Lenders hereby waive any Default or Event of Default caused solely by the failure of Company to comply with Section 6.8(a), (b) or (c) as of the last day of the Fiscal Quarter ended May 31, 2006; provided that (x) if on or prior to July 15, 2006 (1) MAAX Holdings has not received at least U.S.$7.0 million in cash as proceeds from its issuance of Qualified Capital Stock to, or as proceeds of a contribution to its common equity from, one or more Permitted Holders and/or members of management of any Parent Company, Holdings or its Subsidiaries, or (2) Holdings has not received at least U.S.$7.0 million in cash from MAAX Holdings as a contribution to its common equity, or (3) Company has not received at least U.S.$7.0 million in cash from Holdings as a contribution to its common equity, then such waiver shall be terminated and the failure of Company to comply with Section 6.8(a),
(b) or (c) as of the last day of the Fiscal Quarter ended May 31, 2006 shall constitute an Event of Default and (y) until clause (x) is complied with, the Total Utilization of Revolving Commitments shall not exceed Can$30.0 million.

                  (b) The Lenders hereby waive any Default that may be caused solely by the failure of Company to comply with Section 4.18(1) of the Senior Subordinated Notes Indenture with respect to the filing of its annual report for the Fiscal Year ended February 28, 2006, but only so long as no "Event of Default" under and as defined in the Senior Subordinated Notes Indenture results therefrom.

                  SECTION THREE - Conditions to Effectiveness. This Amendment shall become effective (the date of such effectiveness, the "Amendment No. 6 Effective Date") when, and only when, (i) Administrative Agent shall have received (x) counterparts of this Amendment executed by Company and Administrative Agent and (y) consents to this Amendment from the Requisite Lenders and (ii) Company shall have delivered, by wire transfer of immediately available funds, to Administrative Agent, for the ratable account of each Lender consenting hereto, a fee equal to (A) in Canadian Dollars, 0.125% of the aggregate principal amount of Tranche A Term Loans plus the aggregate amount of Revolving Commitments of such Lenders plus (B) in U.S. Dollars, 0.125% of the aggregate principal amount of Tranche B Term Loans of such Lenders. The effectiveness of this Amendment (other than Sections Six, Seven and Eight hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Four hereof.

                  SECTION FOUR - Representations and Warranties; Covenants. In order to induce the Lenders to consent to this Amendment, the Company represents and warrants to each of the Lenders and the Agents that after giving effect to this Amendment, (x) no Event of Default or Default has occurred and is continuing; and (y) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (and any such representations and warranties that contain a materiality or Material Adverse Effect qualification are true and correct in all respects) on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

                  SECTION FIVE - Reference to and Effect on the Credit Agreement and the Notes. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or waived by this Amendment. The Credit Agreement, the Notes and each of the other Credit Documents, as specifically amended or waived by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Credit Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Credit Documents, nor constitute an amendment or waiver of any provision of any of the Credit Documents.

                  SECTION SIX - Costs, Expenses and Taxes. Company agrees to pay all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP) in accordance with the terms of Section 10.2 of the Credit Agreement.

                  SECTION SEVEN - Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION EIGHT - Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                    MAAX CORPORATION



                                    By: /s/ DENIS AUBIN
                                        -----------------------------------
                                        Name:  Denis Aubin
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                   ROYAL BANK OF CANADA, as Administrative Agent


                                   By: /s/ ANN HURLEY
                                       ------------------------------------
                                       Name:  Ann Hurley
                                       Title: Manager Agency